NEWS RELEASE
August 4, 2016                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                              (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2016.  Net revenue was approximately $122.7 million, an increase of 2.4% from the same period in 2015. Station operating income1 was approximately $48.9 million, an increase of 5.5% from the same period in 2015. The Company reported operating income of approximately $27.7 million for the three months ended June 30, 2016, compared to operating income of $24.8 million for the same period in 2015. Net income was approximately $7.3 million or $0.15 per share (basic) compared to a net loss of $13.0 million or $0.27 per share (basic) for the same period in 2015.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “I was pleased that our core radio advertising was positive at +1.4% for the quarter, and that we outperformed our markets overall. Disciplined cost management allowed us to grow our radio division cash flow, with Adjusted EBITDA up 10% for the quarter. We improved Adjusted EBITDA for each of our operating segments in Q2, leading to an overall increase of 9.6%. Our cable television advertising revenues in Q2 were impacted by some under-delivery against ratings estimates, however, sequential Q3 delivery is significantly improved, currently up by 9.5% in the primetime 25-54 demo, and our overall EBITDA guidance for the year still holds. During the quarter, we repurchased $20 million of our 2020 notes at an average price of 85.9, which both reduces our ongoing interest burden and helps move us towards our long term goal of lower leverage.”

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PAGE 2 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
STATEMENT OF OPERATIONS	(unaudited)	(unaudited, as reclassified2)	(unaudited)	(unaudited, as reclassified2)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$122,719	$119,821	$231,807	$225,584
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	30,693	31,425	64,696	65,882
Selling, general and administrative, excluding stock-based compensation	43,092	42,002	78,541	77,017
Corporate selling, general and administrative, excluding stock-based compensation	11,878	11,429	23,252	21,458
Stock-based compensation	765	1,198	1,537	2,779
Depreciation and amortization	8,572	8,980	17,254	18,068
Total operating expenses	95,000	95,034	185,280	185,204
Operating income	27,719	24,787	46,527	40,380
INTEREST INCOME	55	28	123	35
INTEREST EXPENSE	20,531	20,019	41,169	39,264
GAIN (LOSS) ON RETIREMENT OF DEBT	2,646	(7,091)	2,646	(7,091)
OTHER (INCOME) EXPENSE, net	(43)	437	(54)	285
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	9,932	(2,732)	8,181	(6,225)
PROVISION FOR INCOME TAXES	2,183	9,942	3,958	18,472
CONSOLIDATED NET INCOME (LOSS)	7,749	(12,674)	4,223	(24,697)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	435	365	856	6,831
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,314	$(13,039)	$3,367	$(31,528)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,314	$(13,039)	$3,367	$(31,528)

Weighted average shares outstanding - basic3	48,110,440	48,062,991	48,387,482	47,840,082
Weighted average shares outstanding - diluted4	49,279,142	48,062,991	49,561,381	47,840,082

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PAGE 3 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited, as reclassified2)	(unaudited)	(unaudited, as reclassified2)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income (loss) attributable to common stockholders (basic)	$0.15	$(0.27)	$0.07	$(0.66)

Consolidated net income (loss) attributable to common stockholders (diluted)	$0.15	$(0.27)	$0.07	$(0.66)

SELECTED OTHER DATA
Station operating income 1	$48,934	$46,394	$88,570	$82,685
Station operating income margin (% of net revenue)	39.9%	38.7%	38.2%	36.7%

Station operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$7,314	$(13,039)	$3,367	$(31,528)
Add back non-station operating income items included in consolidated net income (loss):
Interest income	(55)	(28)	(123)	(35)
Interest expense	20,531	20,019	41,169	39,264
Provision for income taxes	2,183	9,942	3,958	18,472
Corporate selling, general and administrative expenses	11,878	11,429	23,252	21,458
Stock-based compensation	765	1,198	1,537	2,779
(Gain) loss on retirement of debt	(2,646)	7,091	(2,646)	7,091
Other (income) expense, net	(43)	437	(54)	285
Depreciation and amortization	8,572	8,980	17,254	18,068
Noncontrolling interest in income of subsidiaries	435	365	856	6,831
Station operating income	$48,934	$46,394	$88,570	$82,685

Adjusted EBITDA5	$39,933	$36,429	$70,666	$63,534

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders:	$7,314	$(13,039)	$3,367	$(31,528)
Interest income	(55)	(28)	(123)	(35)
Interest expense	20,531	20,019	41,169	39,264
Provision for income taxes	2,183	9,942	3,958	18,472
Depreciation and amortization	8,572	8,980	17,254	18,068
EBITDA	$38,545	$25,874	$65,625	$44,241
Stock-based compensation	765	1,198	1,537	2,779
(Gain) loss on retirement of debt	(2,646)	7,091	(2,646)	7,091
Other (income) expense, net	(43)	437	(54)	285
Noncontrolling interest in income of subsidiaries	435	365	856	6,831
Employment Agreement Award and incentive plan award expenses	2,536	1,094	4,775	1,462
Severance-related costs*	341	370	573	845
Adjusted EBITDA	$39,933	$36,429	$70,666	$63,534

*The Company has modified the definition of Adjusted EBITDA for the inclusion of severance-related costs.
All prior periods have been reclassified to conform to the current period presentation.

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PAGE 4 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2016	December 31, 2015
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$54,131	$67,376
Intangible assets, net	1,032,172	1,042,956
Total assets	1,350,645	1,346,524
Total debt (including current portion, net of original issue discount and issuance costs)	1,005,349	1,024,337
Total liabilities	1,403,605	1,407,062
Total deficit	(65,391)	(71,824)
Redeemable noncontrolling interest	12,431	11,286

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2015 Credit Facility, net of original issue discount and issuance costs of approximately $10.1 million (subject to variable rates) (a)	$336,428	5.14%
9.25% senior subordinated notes due February 2020, net of original issue discount and issuance costs of approximately $2.6 million (fixed rate)	312,364	9.25%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $5.3 million (fixed rate)	344,685	7.375%
Comcast Note due April 2019 (fixed rate)	11,872	10.47%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended June 30,
	2016	2015	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$56,068	$55,298	$770	1.4%
Political Advertising	852	449	403	89.8%
Digital Advertising	6,027	5,811	216	3.7%
Cable Television Advertising	20,170	20,608	(438)	-2.1%
Cable Television Affiliate Fees	27,403	24,975	2,428	9.7%
Event Revenues & Other	12,199	12,680	(481)	-3.8%

Net Revenue (as reported)	$122,719	$119,821	$2,898	2.4%

Net revenue increased to approximately $122.7 million for the quarter ended June 30, 2016, from approximately $119.8 million for the same period in 2015, an increase of 2.4%. Net revenues from our radio broadcasting segment decreased 0.2% for the quarter ended June 30, 2016, versus the same period in 2015. We experienced net revenue growth in eight of our radio markets (most significantly in Washington D.C., Charlotte and Cleveland); however, this growth was offset by declines in other markets (with Columbus, Philadelphia, Houston and Detroit experiencing the most significant declines). Reach Media’s net revenues increased 2.8% in the second quarter of 2016, compared to the same period in 2015.  The “Tom Joyner Fantastic Voyage” took place during the second quarters of 2016 and 2015 and generated revenue of approximately $8.8 million and $8.7 million, respectively, for Reach Media. We recognized approximately $47.6 million of revenue from our cable television segment during the three months ended June 30, 2016, compared to approximately $45.6 million for the same period in 2015, the increase due primarily from an increase in affiliate sales. Finally, net revenues for our internet business increased 7.9% for the three months ended June 30, 2016, compared to the same period in 2015 due to higher direct revenue.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $85.7 million for the quarter ended June 30, 2016, up 1.0% from the approximately $84.9 million incurred for the comparable quarter in 2015.

Depreciation and amortization expense decreased to approximately $8.6 million compared to approximately $9.0 million for the quarters ended June 30, 2016 and 2015, respectively, a decrease of 4.5%. The decrease was due to certain assets reaching the end of their useful lives.

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PAGE 6 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Interest expense increased to approximately $20.5 million for the quarter ended June 30, 2016, compared to approximately $20.0 million for the same period in 2015.  On April 17, 2015, the Company’s 2011 Credit Agreement, and TV One notes were paid off, with balances of $367.6 million and $119.0 million, respectively. The payoffs were achieved by the Company entering into its new $350.0 million 2015 Credit Facility, issuing the 2022 Notes in an aggregate principal amount of $350.0 million and the Comcast Note in the aggregate principal amount of approximately $11.9 million. The Company made cash interest payments of approximately $18.6 million on its outstanding debt for the quarter ended June 30, 2016, compared to cash interest payments of approximately $2.6 million on the 2011 Credit Agreement and the notes that were outstanding with respect to the TV One debt for the quarter ended June 30, 2015.  Thus, the increased interest expense and cash payments were made due to higher debt balances.

The gain on retirement of debt of approximately $2.6 million for the quarter ended June 30, 2016 was due to the redemption of approximately $20 million of our 2020 Notes at a discount. The loss on retirement of debt of approximately $7.1 million for the quarter ended June 30, 2015 was due to the retirement of the 2011 Credit Facility and payoff of the TV One Notes during the second quarter of 2015. This amount included a write-off of approximately $1.3 million of previously capitalized debt financing costs, a write-off of $844,000 of original issue discount associated with the 2011 Credit Agreement, as well as $827,000 associated with the call premium to refinance the credit facility, $106,000 associated with the consent to the existing holders of the 2020 Notes and approximately $4.0 million of costs associated with the financing transactions.

The provision for income taxes for the quarter ended June 30, 2016 was approximately $2.2 million and $9.9 million for the comparable period in 2015, with the change primarily attributable to the deferred tax liability (“DTL”) for indefinite-lived intangible assets. The change in taxes was primarily due to the completion of tax amortization from previously acquired indefinite-lived intangible assets. The Company paid $352,000 and $276,000 in taxes for the quarters ended June 30, 2016 and 2015, respectively.

The increase in noncontrolling interests in income of subsidiaries was due to greater net income generated by Reach Media.

Other pertinent financial information includes capital expenditures of approximately $1.1 million and $1.6 million for the quarters ended June 30, 2016 and 2015, respectively.  As of June 30, 2016, the Company had total debt (net of cash balances and original issue discount) of approximately $951.2 million. During the three months ended June 30, 2016, the Company repurchased 575,608 shares of Class D common stock in the aggregate amount of approximately $1.1 million.  During the six months ended June 30, 2016, the Company repurchased 636,174 shares of Class D common stock in the aggregate amount of approximately $1.2 million. The Company, in connection with its 2009 stock plan, is authorized to purchase shares of Class D common stock to satisfy employee’s tax obligations in connection with the vesting of share grants under the plan. During the six months ended June 30, 2016, the Company repurchased 330,111 shares of Class D common stock, to satisfy employee tax obligations, in the amount of $568,000.  During the three and six months ended June 30, 2015, the Company repurchased 345,293 shares of Class D common stock, to satisfy employee tax obligations, in the amount of approximately $1.4 million.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2016 and 2015 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 7 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2016
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Internet	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$122,719	$53,135	$18,829	$4,874	$47,553	$(1,672)
OPERATING EXPENSES:
Programming and technical	30,693	10,074	5,789	1,877	14,151	(1,198)
Selling, general and administrative	43,092	21,336	9,681	3,237	9,311	(473)
Corporate selling, general and administrative	11,878	-	1,129	-	2,854	7,895
Stock-based compensation	765	55	10	4	-	696
Depreciation and amortization	8,572	1,077	47	438	6,552	458
Total operating expenses	95,000	32,542	16,656	5,556	32,868	7,378
Operating income (loss)	27,719	20,593	2,173	(682)	14,685	(9,050)
INTEREST INCOME	55	-	-	-	-	55
INTEREST EXPENSE	20,531	330	-	-	1,919	18,282
GAIN ON RETIREMENT OF DEBT	2,646	-	-	-	-	2,646
OTHER INCOME, net	(43)	(5)	-	-	-	(38)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	9,932	20,268	2,173	(682)	12,766	(24,593)
PROVISION FOR INCOME TAXES	2,183	2,116	37	20	10	-
CONSOLIDATED NET INCOME (LOSS)	7,749	18,152	2,136	(702)	12,756	(24,593)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	435	-	-	-	-	435
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,314	$18,152	$2,136	$(702)	$12,756	$(25,028)

Adjusted EBITDA5	$39,933	$22,017	$2,271	$(238)	$21,236	$(5,353)

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PAGE 8 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2015
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Internet	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$119,821	$53,243	$18,315	$4,516	$45,594	$(1,847)
OPERATING EXPENSES:
Programming and technical	31,425	10,270	5,621	1,996	14,732	(1,194)
Selling, general and administrative	42,002	23,211	9,519	3,192	7,352	(1,272)
Corporate selling, general and administrative	11,429	-	1,138	-	3,488	6,803
Stock-based compensation	1,198	32	-	17	-	1,149
Depreciation and amortization	8,980	1,169	268	473	6,542	528
Total operating expenses	95,034	34,682	16,546	5,678	32,114	6,014
Operating income (loss)	24,787	18,561	1,769	(1,162)	13,480	(7,861)
INTEREST INCOME	28	-	-	-	(11)	39
INTEREST EXPENSE	20,019	305	-	-	2,254	17,460
LOSS ON RETIREMENT OF DEBT	(7,091)	-	-	-	-	(7,091)
OTHER EXPENSE, net	437	27	-	-	92	318
(Loss) income before provision for income taxes and noncontrolling interest in income of subsidiaries	(2,732)	18,229	1,769	(1,162)	11,123	(32,691)
PROVISION FOR INCOME TAXES	9,942	9,912	30	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(12,674)	8,317	1,739	(1,162)	11,123	(32,691)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	365	-	-	-	-	365
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,039)	$8,317	$1,739	$(1,162)	$11,123	$(33,056)

Adjusted EBITDA5	$36,429	$20,015	$2,037	$(654)	$20,121	$(5,090)

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PAGE 9 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2016
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Internet	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$231,807	$97,894	$29,798	$10,294	$97,036	$(3,215)
OPERATING EXPENSES:
Programming and technical	64,696	19,969	11,578	3,695	31,732	(2,278)
Selling, general and administrative	78,541	40,887	11,718	6,630	20,243	(937)
Corporate selling, general and administrative	23,252	-	2,076	-	5,316	15,860
Stock-based compensation	1,537	139	21	6	-	1,371
Depreciation and amortization	17,254	2,221	89	881	13,105	958
Total operating expenses	185,280	63,216	25,482	11,212	70,396	14,974
Operating income (loss)	46,527	34,678	4,316	(918)	26,640	(18,189)
INTEREST INCOME	123	-	-	-	-	123
INTEREST EXPENSE	41,169	671	-	-	3,838	36,660
GAIN ON RETIREMENT OF DEBT	2,646	-	-	-	-	2,646
OTHER INCOME, net	(54)	(5)	-	-	-	(49)
Income (loss) before provision for income taxes and noncontrolling interest in income of subsidiaries	8,181	34,012	4,316	(918)	22,802	(52,031)
PROVISION FOR INCOME TAXES	3,958	3,845	74	20	19	-
CONSOLIDATED NET INCOME (LOSS)	4,223	30,167	4,242	(938)	22,783	(52,031)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	856	-	-	-	-	856
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,367	$30,167	$4,242	$(938)	$22,783	$(52,887)

Adjusted EBITDA5	$70,666	$37,510	$4,488	$(22)	$39,741	$(11,051)

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PAGE 10 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2015
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Internet	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$225,584	$98,212	$29,022	$10,260	$91,327	$(3,237)
OPERATING EXPENSES:
Programming and technical	65,882	20,446	11,271	4,299	32,181	(2,315)
Selling, general and administrative	77,017	44,463	11,392	6,578	16,745	(2,161)
Corporate selling, general and administrative	21,458	-	2,317	-	6,435	12,706
Stock-based compensation	2,779	139	-	38	-	2,602
Depreciation and amortization	18,068	2,325	532	1,112	13,046	1,053
Total operating expenses	185,204	67,373	25,512	12,027	68,407	11,885
Operating income (loss)	40,380	30,839	3,510	(1,767)	22,920	(15,122)
INTEREST INCOME	35	-	-	-	(93)	128
INTEREST EXPENSE	39,264	610	-	-	5,293	33,361
LOSS ON RETIREMENT OF DEBT	(7,091)	-	-	-	-	(7,091)
OTHER EXPENSE, net	285	55	-	-	92	138
(Loss) income before provision for income taxes and noncontrolling interest in income of subsidiaries	(6,225)	30,174	3,510	(1,767)	17,442	(55,584)
PROVISION FOR INCOME TAXES	18,472	18,411	61	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(24,697)	11,763	3,449	(1,767)	17,442	(55,584)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6,831	-	-	-	-	6,831
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(31,528)	$11,763	$3,449	$(1,767)	$17,442	$(62,415)

Adjusted EBITDA5	$63,534	$33,963	$4,046	$(581)	$36,103	$(9,997)

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PAGE 11 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for second fiscal quarter of 2016. The conference call is scheduled for Thursday, August 04, 2016 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1085; international callers may dial direct (+1) 612-332-0107.

A replay of the conference call will be available from 12:00 p.m. EDT August 04, 2016 until 11:59 p.m. EDT August 06, 2016. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 397824. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at www.radio-one.com. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (radio-one.com), together with its subsidiaries, is a diversified media company that primarily targets African-American and urban consumers. It is one of the nation's largest radio broadcasting companies, currently owning and/or operating 56 stations in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Rickey Smiley Morning Show, the DL Hughley Show, Bishop T.D. Jakes' Empowering Moments, and the Reverend Al Sharpton Show.

Beyond its core radio broadcasting franchise, Radio One owns Interactive One (interactiveone.com), the fastest growing and definitive digital resource for Black and Latin Americans, reaching millions each month through social content, news, information, and entertainment. Interactive One operates a number of branded sites including News One (news), The Urban Daily (men), Hello Beautiful (women), Global Grind (Millennials) and social networking websites such as BlackPlanet and MiGente. The Company also owns TV One, LLC (tvone.tv), a cable/satellite network programming serving more than 57 million households, offering a broad range of real-life and entertainment-focused original programming, classic series, movies and music designed to entertain, inform and inspire a diverse audience of adult Black viewers.  Additionally, One Solution combines the dynamics of Radio One’s holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, and interest income. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (radio broadcasting, Reach Media, internet and cable television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           Certain reclassifications have been made to prior year balances to conform to the current year presentation.  These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts.  Where applicable, these financial statements have been identified as “As Reclassified.”

3           For the three months ended June 30, 2016 and 2015, Radio One had 48,110,440 and 48,062,991 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the six months ended June 30, 2016 and 2015, Radio One had 48,387,482 and 47,840,082 shares of common stock outstanding on a weighted average basis (basic), respectively.

4           For the three months ended June 30, 2016 and 2015, Radio One had 49,279,142 and 48,062,991 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.  For the six months ended June 30, 2016 and 2015, Radio One had 49,561,381 and 47,840,082 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.

5           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, Employment Agreement and incentive plan award expenses, severance-related costs, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, internet and cable television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.